UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 26, 2005 (September 22, 2005)

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

(215) 579-7388

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2005, CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a stock option agreement with George M. Lasezkay, pursuant to which the Company granted Dr. Lasezkay nonstatutory stock options to purchase shares of the Company’s Common Stock in connection with his election to the Company’s Board of Directors (discussed in Item 5.02 below). These options were granted pursuant to the Company’s 1996 Non-Employee Director Stock Option Plan under the following terms: 25,000 nonstatutory stock options with an exercise price equal to the fair market value on the grant date, or $9.78, ten-year duration and vesting in five equal annual installments commencing one year after the date of grant.

On September 22, 2005, the Company entered into indemnification agreements with each of Robert A. Beardsley, Ph.D., a director, George M. Lasezkay, a director, W. James O’Shea, a director, Andrew K. W. Powell, the Company’s Vice President, General Counsel and Secretary, and Klaus Theobald, the Company’s Senior Vice President and Chief Medical Officer.  Under the indemnification agreements, the Company has agreed to indemnify each party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action as a result of their position as a director, officer, employee, agent or fiduciary of the Company.  The form of indemnification agreement was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File Number 333-3582) which became effective on June 20, 1996 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 22, 2005, the Company announced that it had appointed George M. Lasezkay as a director of the Company. Dr. Lasezkay’s appointment as a director is effective as of September 22, 2005.  Dr. Lasezkay will serve as a member of the Audit Committee of the Company’s Board of Directors.  From 2003 to the present, Dr. Lasezkay, age 53, has served as a principal at Turning Point Consultants, LLC, where he provides business development and strategic advisory services to biotechnology, emerging pharmaceutical and medical device companies. From 1989 to 2002, Dr. Lasezkay served in various positions at Allergan, Inc., including Corporate Vice President, Corporate Development from 1998 to 2002, Vice President, Corporate Development from 1996 to 1998 and Assistant General Counsel from 1995 to 1996. Dr. Lasezkay received his J.D. from the University of Southern California Law Center and his Doctor of Pharmacy and Bachelor of Science in Pharmacy from the State University of New York at Buffalo.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Nonstatutory Stock Option Agreement dated September 22, 2005 by and between George M. Lasezkay and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: September 26, 2005	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Nonstatutory Stock Option Agreement dated September 22, 2005 by and between George M. Lasezkay and the Company.